    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996

                                                      REGISTRATION NO. 333-10611
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                POST-EFFECTIVE
                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              UNIFRAX CORPORATION
               (SUCCESSOR BY MERGER TO UNIFRAX INVESTMENT CORP.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            3299                           34-1839043
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                              UNIFRAX CORPORATION
                             2351 WHIRLPOOL STREET
                         NIAGARA FALLS, NEW YORK 14305
                                 (716) 278-3800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                WILLIAM P. KELLY
                              UNIFRAX CORPORATION
                             2351 WHIRLPOOL STREET
                         NIAGARA FALLS, NEW YORK 14305
                                 (716) 278-3800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                                   COPIES TO:

                 WILLIAM APPLETON                                  WILLIAM M. HARTNETT
                 BAKER & HOSTETLER                               CAHILL GORDON & REINDEL
             3200 NATIONAL CITY CENTER                               80 PINE STREET
            CLEVELAND, OHIO 44114-3485                          NEW YORK, NEW YORK 10005
                  (216) 621-0200                                     (212) 701-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                                EXPLANATORY NOTE

                  All capitalized terms used in this Explanatory Note but not defined herein shall have the meanings ascribed to them in the Prospectus of Unifrax Investment Corp. dated October 25, 1996 (the "Prospectus").

                  As explained on the cover page of the Prospectus, Investment Corp. originally issued the Notes and was liable on the Notes and in connection with the Offering. Prior to the merger, Unifrax Corporation was not liable under the Notes or in connection with the Offering. Pursuant to the Recapitalization, Investment Corp. and Unifrax Corporation merged, with Unifrax Corporation as the surviving corporation. By operation of law, Unifrax Corporation, as the surviving corporation, became liable under the Notes and in connection with the Offering to the same extent that Investment Corp. was so liable prior to the merger.

                  The Assignment and Assumption Agreement dated as of October 30, 1996, by and between Investment Corp. and Unifrax Corporation (the "Assignment and Assumption Agreement"), makes this assumption of liabilities express. Pursuant to the Assignment and Assumption Agreement, Unifrax Corporation expressly assumes all liabilities of Investment Corp., including those liabilities arising under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

 1.1*     Form of Underwriting Agreement
 2.1*     Recapitalization Agreement
 3.1*     Certificate of Incorporation of the Registrant
 3.2*     By-laws of the Registrant
 4.1*     Form of Indenture (including form of Note)
 5.1*     Opinion of Baker & Hostetler as to the legality of the securities being registered
10.1*     Form of Loan and Security Agreement among Unifrax Corporation, Bank of America
          Illinois, as agent, and the lenders party thereto (Credit Agreement)
10.2*     1996 Stock Option Plan (to become effective subsequent to consummation of the
          Offering)
10.3*     Lease relating to Tonawanda plant
10.4*     Lease relating to Amherst plant
10.5*     Sanborn Lease
10.6**    Covenant Not to Compete between The British Petroleum Company plc, its affiliates, and the Unifrax Corporation and Societe Europeenne des Produits Refractaires, and
          its affiliates (portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment)
10.7*     Product Distribution Agreement between the Unifrax Corporation and Societe
          Europeenne des Produits Refractaires (portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment)
10.8*     Distributed Product License Agreement between the Unifrax Corporation and Societe
          Europeenne des Produits Refractaires (portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment)
10.9*     License Agreement between the Unifrax Corporation and Societe Europeenne des
          Produits Refractaires (portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment)
10.10**   Trademark License and Consent Agreement between the Unifrax Corporation and Societe
          Europeenne des Produits Refractaires
10.11*    Conversion Agreement between the Unifrax Corporation and Societe Europeenne des
          Produits Refractaires (portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment)
10.12**   XPE License Agreement between the Unifrax Corporation and Societe Europeenne des
          Produits Refractaires
10.13*    Form of Covenant Not to Compete between Holding and BP
10.14*    Form of Stockholders Agreement among the Company, BPX and Holding
10.15*    Tax Sharing Agreement between the Company and Holding
10.16*    Advisory Services Agreement between the Company and Kirtland Capital Corporation
10.17*    Form of BP Note
10.18     Assignment and Assumption Agreement between Unifrax Investment Corp. and Unifrax
          Corporation
12.1*     Statement re: Computation of Ratios
23.1*     Consent of Ernst & Young LLP

23.2*     Acknowledgment of Ernst & Young LLP
23.3*     Consent of Baker & Hostetler (included in their opinion filed as Exhibit 5.1 hereto)
25.1*     Statement of Eligibility and Qualification on Form T-1 of, as Trustee under the
          Indenture
27.1*     Financial Data Schedule
99.1*     Consents of Messrs. Kelly, Roos, Lancaster, Manning, Nestor, Turben and Wright to
          become directors of Unifrax Corporation

---------------

 * Previously filed

** Incorporated by reference to the exhibit identified by the same number filed with Amendment No. 1 to the Registration Statement on Form S-1 of Unifrax Acquisition Corp. (Registration No. 333-3892)

                                   SIGNATURES

     PURSUANT TO THE POST-EFFECTIVE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NIAGARA FALLS, STATE OF NEW YORK, ON NOVEMBER 19, 1996.

                                            UNIFRAX INVESTMENT CORP.

                                            By:  /s/ William P. Kelly
                                               -----------------------
                                            William P. Kelly,
                                            President and
                                            Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                               TITLE                            DATE
------------------------------  ------------------------------------------  -------------------
  /s/ William P. Kelly           Director, President and Chief Executive     November 19, 1996
-----------------------------    Officer (Principal Executive Officer)
William P. Kelly

  /s/ Mark D. Roos               Treasurer (Principal Financial              November 19, 1996
-----------------------------    Officer and Principal Accounting Officer)
Mark D. Roos

 /s/ Raymond A. Lancaster        Director                                    November 18, 1996
-----------------------------
Raymond A. Lancaster

 /s/ John G. Nestor              Director                                    November 18, 1996
-----------------------------
John G. Nestor

 /s/ John F. Turben              Director                                    November 18, 1996
-----------------------------
John F. Turben


                                 EXHIBIT INDEX

 1.1*       Form of Underwriting Agreement
 2.1*       Recapitalization Agreement
 3.1*       Certificate of Incorporation of the Registrant
 3.2*       By-laws of the Registrant
 4.1*       Form of Indenture (including form of Note)
 5.1*       Opinion of Baker & Hostetler as to the legality of the securities being registered
10.1*       Form of Loan and Security Agreement among Unifrax Corporation, Bank of America
            Illinois, as agent, and the lenders party thereto (Credit Agreement)
10.2*       1996 Stock Option Plan (to become effective subsequent to consummation of the
            Offering)
10.3*       Lease relating to Tonawanda plant
10.4*       Lease relating to Amherst plant
10.5*       Sanborn Lease
10.6**      Covenant Not to Compete between The British Petroleum Company plc, its affiliates, and the Unifrax Corporation and Societe Europeenne des Produits Refractaires, and
            its affiliates (portions of this Exhibit have been omitted and will be filed separately with the Commission pursuant to a request for confidential treatment)
10.7*       Product Distribution Agreement between the Unifrax Corporation and Societe
            Europeenne des Produits Refractaires (portions of this Exhibit have been omitted and will be filed separately with the Commission pursuant to a request for confidential treatment)
10.8*       Distributed Product License Agreement between the Unifrax Corporation and Societe
            Europeenne des Produits Refractaires (portions of this Exhibit have been omitted and will be filed separately with the Commission pursuant to a request for confidential treatment)
10.9*       License Agreement between the Unifrax Corporation and Societe Europeenne des
            Produits Refractaires (portions of this Exhibit have been omitted and will be filed separately with the Commission pursuant to a request for confidential treatment)
10.10**     Trademark License and Consent Agreement between the Unifrax Corporation and
            Societe Europeenne des Produits Refractaires
10.11*      Conversion Agreement between the Unifrax Corporation and Societe Europeenne des
            Produits Refractaires (portions of this Exhibit have been omitted and will be filed separately with the Commission pursuant to a request for confidential treatment)
10.12**     XPE(TM) License Agreement between the Unifrax Corporation and Societe Europeenne des Produits Refractaires
10.13*      Form of Covenant Not to Compete between Holding and BP
10.14*      Form of Stockholders Agreement among the Company, BPX and Holding
10.15*      Tax Sharing Agreement between the Company and Holding
10.16*      Management Agreement between the Company and Kirtland Capital Corporation
10.17*      Form of BP Note
10.18       Assignment and Assumption Agreement between Unifrax Investment Corp. and
            Unifrax Corporation
12.1*       Statement re: Computation of Ratios
23.1*       Consent of Ernst & Young LLP
23.2*       Acknowledgment of Ernst & Young LLP
23.3*       Consent of Baker & Hostetler (included in their opinion filed as Exhibit 5.1 hereto)
25.1*       Statement of Eligibility and Qualifications on Form T-1 of as Trustee under the
            Indenture
27.1*       Financial Data Schedule
99.1*       Consents of Messrs. Kelly, Roos, Lancaster, Manning, Nestor, Turben and Wright to
            become directors of Unifrax Corporation

---------------

 * Previously filed

** Incorporated by reference to the exhibit identified by the same number filed with Amendment No. 1 to the Registration Statement on Form S-1 of Unifrax Acquisition Corp. (Registration No. 333-3892)